Exhibit 10.1

AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) made as of December 31, 2008 among PNC BANK, NATIONAL ASSOCIATION (“Lender” or “PNC”), and FRANKLIN ELECTRONIC PUBLISHERS, INC., a Pennsylvania corporation (“Franklin Inc.”); FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD., a United Kingdom corporation (“Franklin Ltd.”) and FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH, a German corporation (“Franklin GmbH”) (Franklin Inc., Franklin Ltd. and Franklin GmbH are referred to herein collectively as “Borrowers”, and individually as “Borrower”).

W I T N E S S E T H

A. Lender and Borrowers have previously entered into a commercial lending relationship in accordance with the terms and conditions of a Revolving Credit and Security Agreement dated December 7, 2004, as amended by a First Amendment to Revolving Credit and Security Agreement dated December 29, 2005, an Amendment to Loan Documents dated December 22, 2006, an Amendment to Loan Documents dated March 30, 2007, an Amendment to Loan Documents dated as of December 7, 2007, Letter of Extension dated March 4, 2008, Letter of Extension dated May 6, 2008, and Amendment to Revolving Loan and Security Agreement dated May 19, 2008, as such has been further amended, supplemented or otherwise modified from time to time (the “Agreement”) pursuant to which Lender agreed to make certain extensions of credit to Borrowers on a secured basis and Borrowers have agreed to repay same, all upon the terms and subject to the conditions set forth herein;

B. Borrowers have requested Lender and Lender has agreed to, among other things, decrease the Maximum Revolving Advance Amount, modify the interest rate and fees and amend certain covenants and definitions as set forth in the Loan Agreement, and to document such other amendments as have been approved by the Lender.

C. Lender is willing to make such accommodations and to make such other amendments, upon the terms and subject to the conditions set forth below in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized terms used in this Amendment shall have the same meanings given them in the Agreement, unless otherwise defined herein.

2. The term “Agreement”, as defined in the preamble to the Agreement, shall be deemed to include any amendments, supplements or other modifications made thereto from time to time (including, without limitation, pursuant to this Amendment).

3. The definition of “Maximum Revolving Advance Amount” is hereby amended to read as follows:

“Maximum Revolving Advance Amount” shall mean $15,000,000 with sublimits of $1,000,000 for Letters of Credit, $500,000 for foreign currency borrowings and $10,000,000 for acquisitions provided Borrowers have obtained Lender’s express written consent to any such acquisition and have given evidence satisfactory to Lender, in its sole discretion, that Funded Debt to EBlTDA is less than 2.25;

4. The definition of “Revolving Interest Rate” is hereby amended to read as follows:

“Funded Debt/EBITDA	LIBOR	PNC Base Rate
<1.0x	+200 bps	+50 bps
≥1.0x	+225 bps	+50 bps
≥1.5x	+250 bps	+75 bps
≥2.0x	+300 bps	+l00 bps”

5. Section 2.12 entitled “Use of Proceeds” is hereby amended to read as follows:

“2.12 Use of Proceeds Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) to provide for its working capital needs and other reasonable needs for corporate purposes (which shall not include the purchase of Borrowers’ common stock) and (iii) provide cash advance not to exceed $10,000,000 to be used for acquisitions provided Borrowers have obtained Lender’s express written consent to any such acquisition and have given evidence satisfactory to Lender, in its sole discretion, that Funded Debt to EBITDA is less than 2.25.”

6. Section 3.8 is hereby amended to read as follows:

“3.8 Unused Line Fee Borrowers shall unconditionally pay to Lender a fee (“Unused Line Fee”) equal to one-quarter of one percent ( 1/4%) per annum of the unused portion of the Maximum Revolving Advance Amount. The unused portion of the Maximum Revolving Advance Amount shall be the difference between (a) the Maximum Revolving Advance Amount and (b)(i) the average daily outstanding balance of the Revolving Advances during each month (or portion thereof), plus (ii) 100% of the average daily undrawn amount of all Letters of Credit issued and outstanding during each month (or portion thereof), which fee shall be calculated and payable quarterly, in arrears, and shall be due and payable on the first Business Day of each quarter.”

7. Section 6.7 entitled Fixed Charge Coverage Ratio is hereby amended to read as follows:

“6.7 Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter, on a rolling four-quarter basis, a minimum Fixed Charge Coverage Ratio of no less than 1.25× to 1.0, provided however, that for the fiscal quarter ending December 31, 2008 only, such minimum Fixed Charge Coverage Ratio shall be no less than .85× to 1.0. The minimum Fixed Charge Coverage Ratio shall revert back to the required 1.25× to 1.0 level for the fiscal quarter ending March 31, 2009 and for each fiscal quarter thereafter without the necessity of entry into any further documentation.”

8. Section 7.4 (e) is hereby amended to read as follows:

“With the prior written consent of Lender, which consent may be granted or denied in Lender’s sole discretion to be exercised in Lender’s reasonable business judgment, acquisitions of subsidiary companies or minority interest for which the sole consideration is common stock of Franklin, Inc. or acquisitions of subsidiary companies or minority interests, in which cash is consideration provided cash does not exceed $10,000,000.00 and at no time shall the aggregate cash used in such acquisitions exceed $10,000,000.00 without the prior written consent of the Lender and provided further Borrowers have given evidence satisfactory to Lender, in its sole discretion, that Funded Debt to EBITDA is less than 2.25.”

9. Representations. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a) no Event of Default, or any event which, with the giving of notice, the lapse of time, or both or the occurrence of any other condition, would constitute an Event of Default, has occurred and is continuing;

(b) the Agreement, Revolving Credit Note and each of the other Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in fully force and effect and to constitute the legal, valid and binding obligations of each Borrower that is a party thereto, enforceable against each Borrower in accordance with their respective terms;

(c) the representations and warranties made by each Borrower in or pursuant to the Agreement or any Other Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and correct in all material respects on and as of the date hereof as though made as of such date:

(d) no Company has amended its Certificate of Incorporation, Bylaws or other governing documents subsequent to December 7, 2004.

10. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a) Lender shall have received a copy of this Amendment, duly executed and delivered on behalf of each Borrower;

(b) Lender shall have received a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Amendment and the Agreement as amended hereby (including, without limitation, the borrowings provided for herein) certified by the Secretary or an Assistant Secretary of such Borrower, as of the date of this Amendment, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of this Amendment;

(c) Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the date of this Amendment, as to the incumbency and signature of each officer signing this Amendment and any other certificate or other document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and

(d) Borrowers shall pay to Lender, simultaneously with the execution of this Amendment by Borrowers, an amendment fee equal to $2,000; and

(e) the Borrowers shall have paid all expenses of Lender, including, without limitation, reasonable counsel fees, in connection with the preparation, execution and delivery of this Amendment and all other documents and instruments to be executed and delivered pursuant hereto or in connection herewith, and the transactions contemplated hereby, which fees are computed to be $1,000.00.

11. Inconsistency. This Amendment is deemed incorporated into the Agreement. To the extent that any terms or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Agreement, the terms and provisions hereof shall control.

12. Counterparts. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

13. New Jersey Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts law.

14. Enforceability. Except as amended and otherwise modified by this Amendment, the Agreement and the Other Documents shall remain in full force and effect in accordance with their respective terms.

15. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the Borrowers and the Lender and their respective heirs, executors administrators, successors and assigns.

16. Amendment. Except as amended hereby, the terms and provisions of the Agreement remain unchanged and in full force and effect. Except as expressly provided herein, this Amendment shall be not constitute an amendment, waiver, consent or release with respect to any provision of the Agreement, a waiver of any default or Event of Default thereunder, or a waiver reserved. THE BORROWERS IRREVOCABLY WAIVE ANY AND ALL RIGHTS THE BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AMENDMENT OR THE AGREEMENT OR ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AMENDMENT OR THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS. THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING ABOUT VOLUNTARY.

17. Headings. The headings as used in this Amendment are inserted solely for convenience of reference and shall not constitute a part of this Amendment nor affect its meaning, construction or effect.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

18. No Defense to Payment. Borrowers waive and forever release and discharge Lender, its officers, agents and employees, successors and assigns from any and all claims, actions, causes of action, suits, counterclaims, set-offs, rights and defenses against Lender (its officers, directors, agents and employees, successors and assigns), which Borrowers its successors or assigns have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever up to and including the date of this Amendment; and Borrowers represent and warrant to Lender that Borrowers have no defenses to the repayment of any or all of the Obligations and has no claims, rights of set-off or causes of action against Lender.

ATTEST:	FRANKLIN ELECTRONIC PUBLISHERS, INC.

	By:	/s/ Frank A. Musto
/s/ Barbara Anderson	Name:	Frank A. Musto
Barbara Anderson	Title:	VP & CFO
Assistant Treasurer

ATTEST:	FRANKLIN ELECTRONIC PUBLISHERS (EUROPE) LTD.

	By:	/s/ Frank A. Musto
/s/ Barbara Anderson	Name:	Frank A. Musto
Barbara Anderson	Title:
Assistant Treasurer

ATTEST:	FRANKLIN ELECTRONIC PUBLISHERS (DEUTSCHLAND) GMBH

	By:	/s/ Frank A. Musto
/s/ Barbara Anderson	Name:	Frank A. Musto
Barbara Anderson
Assistant Treasurer

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael Raynor
Michael Raynor
Senior Vice President